EXHIBIT 10.2
                                                             William E. Haynes


                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

            This Employment Agreement (the "Agreement") is entered into as of January 27, 1997 (the "Effective Date"), by and between The Safe Seal Company, Inc., a Texas corporation, and William E. Haynes (the "Executive") and is amended and restated as of October 15, 1997.

                                   RECITAL:

            WHEREAS, the Company desires to employ the Executive, and the Executive agrees to work in the employ of the Company, and

            WHEREAS, the parties hereto desire to set forth the terms of Executive's Employment with the Company,

            NOW, THEREFORE, the parties hereto agree as follows:

            1. EMPLOYMENT. The Company hereby employs the Executive, and the Executive hereby accepts Employment, on the terms and conditions herein set forth.

            2. DUTIES. (a) The Company will employ the Executive as Chairman of the Board, President and Chief Executive Officer ("CEO") of the Company, (b) the Executive will serve in the Company's employ in that position and (c) under the direction of the Board of Directors of the Company (the "Board"), the Executive shall perform such duties, and have such powers, authority, functions, duties and responsibilities for the Company and corporations and other entities affiliated with the Company as are commensurate and consistent with his employment in the position of CEO. The Executive also shall have such additional powers, authority, functions, duties and responsibilities as may be assigned to him by the Board; provided that, without the Executive's written consent, those additional powers, authority, functions, duties and responsibilities shall not be inconsistent or interfere with, or detract from, those herein vested in, or otherwise then being performed for the Company by, the Executive. In the event of an increase in the Executive's duties, the Compensation Committee of the Board (the "Compensation Committee") shall review the Executive's compensation and benefits to determine if an adjustment in compensation and employee benefits commensurate with the Executive's new duties is warranted, in accordance with the Company's compensation policies.

            3. TERM OF EMPLOYMENT. Subject to the provisions of Section 8, the term of the Executive's Employment hereunder shall commence on May 15, 1997, for a continually renewing term of three years commencing on that date and renewing each day thereafter for an additional day without any further action by either the Company or the Executive, it being the intention of the parties that there shall be continuously a remaining term of three years' duration of the Executive's Employment until an event has occurred as described in, or one of the parties shall have made an appropriate election pursuant to, the provisions of Section 8. When the termination date of the Executive's Employment shall have occurred and the Company shall have paid to the Executive all the applicable amounts that Section 9 provides the Company shall pay as a result of the termination of the Executive's Employment, this Agreement will terminate and have no further force or effect, except that Sections 15 through 29 shall survive that termination indefinitely and Section 11 shall survive for the period of time provided for therein.

            4. EXTENT OF SERVICES. The Executive shall not at any time during his Employment engage in any other activities unless those activities do not interfere materially with the Executive's duties and responsibilities to the Company at that time. The foregoing, however, shall not preclude the Executive from engaging in appropriate civic, charitable, professional or trade association activities or from serving on one or more boards of directors of public or private companies, as long as such activities and services do not conflict with his responsibilities to the Company. In addition, it is recognized that the Executive has an equity interest in Oiltanking Infrastructure Management Co. which will require some of his time and services, but will not materially affect the performance by the Executive of his services hereunder.

            5. NO FORCED RELOCATION. The Executive shall not be required to move his principal place of residence from the Houston, Texas area or to perform regular duties that could reasonably be expected to require either such move against his wish or to spend amounts of time each week outside the Houston, Texas area which are unreasonable in relation to the duties and responsibilities of the Executive hereunder, and the Company agrees that, if it requests the Executive to make such a move and the Executive declines that request, (a) that declination shall not constitute any basis for a termination of the Executive's Employment and (b) no animosity or prejudice will be held against Executive.

            6.    COMPENSATION.

                  (a) SALARY. An annual base salary shall be payable to the Executive by the Company as a guaranteed minimum amount under this Agreement for each calendar year during the period from May 15, 1997 to the termination date of the Executive's Employment. That annual base salary shall
                        (i) accrue daily on the basis of a 365-day year, (ii) be payable to the Executive in the intervals consistent with the Company's normal payroll schedules (but in no event less frequently than semi-monthly) and (iii) be payable at an initial annual rate of $200,000. The Executive's annual base salary shall not be decreased, but shall be adjusted annually in each December to reflect such adjustments, if any, as the Compensation Committee determines appropriate based on the Executive's performance during the most recent performance period, in accordance with the Company's compensation policies. A failure of the Company to increase the Executive's annual base salary would not constitute a breach or violation of this Agreement by the Company.

                  (b) HIRING BONUS, STOCK AWARD AND STOCK OPTIONS. The Company shall pay the Executive on the IPO Closing Date a hiring bonus of $300,000. The Company shall pay the Executive as of the Effective Date a stock award (the "Stock Award") consisting of 212,348 shares (the "Award Shares") of the Company's authorized and unissued common stock (the "Common Stock"). The Company shall also grant to the Executive effective as of the Effective Date (i) a nonqualified stock option to purchase 125,000 shares of Common Stock from the Company at an exercise price per share equal to the IPO Price and (ii) a nonqualified option to purchase 125,000 shares of Common Stock from the Company at an exercise price per share equal to the lesser of (A) $9.00 and (B) the IPO Price (each option being an "Option"). The term of each Option shall be seven years from the IPO Closing Date. Each Option will become exercisable with respect to 25% of the shares of Common Stock covered thereby on each of the IPO Closing Date and the first three anniversaries of the IPO Closing Date, subject to acceleration as provided in this Section 6(b). Neither the number of shares of Common Stock subject to, nor the exercise price established by, either Option will be subject to any adjustment by reason of any direct or indirect combination of the outstanding Common Stock prior to the IPO Closing Date. The Executive agrees that the Company may exchange for the Options nonqualified stock options having the same terms and issued pursuant to the Innovative Valve Technologies, Inc. 1997 Incentive Plan (the

                        "1997 Incentive Plan"). If the Executive's Employment is terminated under Section 8(a), (b) or (d) prior to the fifth anniversary of the IPO Closing Date, the Options will, notwithstanding any contrary provision of any Incentive Plan or any award agreement evidencing the Options thereunder, (i) become, to the extent not already exercisable, exercisable in whole on the termination date of the Executive's Employment and (ii) remain exercisable at least until the date that is the second anniversary of that termination date. If the Executive's Employment is terminated under Section 8(e) prior to the fifth anniversary of the IPO Closing Date, the Options will, notwithstanding any contrary provision of any Incentive Plan or any award agreement evidencing the Options thereunder, (i) become, to the extent not already exercisable, exercisable on each anniversary of the IPO Closing Date, as provided above, and (ii) remain exercisable (to the extent then and thereafter. If the Executive's Employment is terminated under Section 8(c) or (f), the Options, to the extent they are outstanding and exercisable as of the time immediately prior to the termination date of the Executive's Employment, will remain outstanding and continue to be exercisable until the date that is 10 days after that termination date (or such later date, if any, as the Incentive Plan covering the Options or any award agreement evidencing the Options shall prescribe in the case of the termination of the Executive's Employment under the circumstances covered by Section 8(c) or (f), as the case may be).

                  (c) OTHER COMPENSATION. The Executive shall be entitled to participate in all Compensation Plans from time to time in effect while in the Employment of the Company, regardless of whether the Executive is an Executive Officer. All awards to the Executive under all Incentive Plans shall take into account the Executive's positions with and duties and responsibilities to the Company and its subsidiaries and affiliates. Without limiting the generality of the foregoing, the Executive shall be eligible for an annual incentive award in accordance with the Annual Incentive Plan (the "AIP") currently being developed as a part of the 1997 Incentive Plan, or such other plan as may be substituted for the AIP, and subject to the approval of the Compensation Committee. The actual target amount of the Executive's annual bonus under the AIP is currently unknown, although the Company and the Executive contemplate it will be 100% of the Executive's annual salary under Section 6(a). The Executive's rights to benefits at the termination of his Employment under the Compensation Plans shall be governed by the provisions of those plans.

                  (d) EXPENSES. The Executive shall be entitled to prompt reimbursement of all reasonable business expenses incurred by him in the performance of his duties during the term of this Agreement, subject to the presenting of appropriate vouchers and receipts in accordance with the Company's policies.

            7.    OTHER BENEFITS.

                  (a) EMPLOYEE BENEFITS AND PROGRAMS. During the term of this Agreement, the Executive and the members of his immediate family shall be entitled to participate in any employee benefit plans or programs of the Company to the extent that his position, tenure, salary, age, health and other qualifications make him or them, as the case may be, eligible to participate, subject to the rules and regulations applicable thereto.

                  (b) SUBSCRIPTIONS AND MEMBERSHIPS. The Company shall pay periodical subscription costs and membership fees and dues for the Executive to join professional organizations appropriate for the CEO.

                  (c) LOANS TO PAY FEDERAL TAXES. The Company shall loan to the Executive sufficient funds to pay all federal income and Medicare tax liability ("Tax Liability") due by reason of the issuance of the Award Shares to the Executive (which liability is estimated to be 41.05% of the "fair market value of the Award Shares," as defined below). The fair market value of the Award Shares shall be the fair market value of the Award Shares as of January 27, 1997, as determined on or prior to April 10, 1997 by Hill Valuation Group, taking into account any applicable discount for lack of marketability or minority interest of such shares as of January 27, 1997. Such loan shall be noninterest- bearing and shall be evidenced by an unsecured promissory note (the "Tax Note"). The Tax Note shall be prepayable at any time and mature in full three years from the date any funds were first advanced to the Executive under this Section 7(c). If the Executive sells any Award Shares (or any securities into which Award Shares have been converted) for cash while the Tax Note remains outstanding and unpaid, the Executive shall prepay the Tax Note within five business days after the Executive receives the proceeds from that sale in the amount equal to the lesser of (i) the then unpaid balance of the Tax Note or
                        (ii) the cash proceeds, net of any applicable commission and other sale expense and any applicable capital gain or other income tax, the Executive receives from that sale. The Tax Note shall be payable either in cash or, in the event that on any date the Executive makes any payment thereon the Common Stock is listed on the New York Stock Exchange or another national securities exchange or is quoted through the NASDAQ National Market System (the "NMS") and the Executive desires to pay such loan by delivery of shares of Common Stock, in shares of Common Stock valued at the closing price of the Common Stock on (i) the national securities exchange on which the Common Stock is listed (or, if there is more than one, the national securities exchange the Company has designated as the principal market for the Common Stock) or (ii) the NMS, as the case may be, on the then most recent day on which the Common Stock traded on such national securities exchange or the NMS, as the case may be; provided, however, that in the event the IPO is not completed, payment of the Tax Note may be made by the Executive tendering all the Award Shares to the Company in exchange for cancellation of the Tax Note.
 .
                  (d) VACATION. The Executive shall be entitled to four weeks of vacation leave with full pay during each year of this Agreement (each such year being a 12-month period ending on May 15). The times for such vacations shall be selected by the Executive, subject to the prior approval of the Company. The Executive may accrue up to eight weeks of vacation time from year to year, but vacation time otherwise shall not accrue from year to year.

            8. TERMINATION. The Executive's Employment hereunder may be terminated prior to the term provided for in Section 3 only under the following circumstances:

                  (a) DEATH. The Executive's Employment shall terminate automatically on the date of his death.

                  (b) DISABILITY. If a Disability occurs and is continuing, the Executive's Employment shall terminate 30 days after the Company gives the Executive written notice that it intends to terminate his Employment on account of that Disability or on such later date as the Company specifies in such notice. If the Executive resumes the performance of substantially all his duties under this Agreement before the termination becomes effective, the notice of intent to terminate shall be deemed to have been revoked.

                  (c) VOLUNTARY TERMINATION. The Executive may terminate his Employment at any time and without Good Cause with 30 days' prior written notice to the Company.

                  (d) TERMINATION FOR GOOD CAUSE. The Executive may terminate his Employment for Good Cause at any time within 180 days (730 days if the Good Cause is the occurrence of a Change of Control) after the Executive becomes consciously aware that the facts and circumstances constituting that Good Cause exist and are continuing by giving the Company 14 days' prior written notice that the Executive intends to terminate his Employment for Good Cause, which notice will identify that Good Cause; provided, however, that if a Change of Control occurs, the Executive shall not have Good Cause to terminate his Employment solely by reason of the occurrence of that event until 270 days after that occurrence.

                  (e) INVOLUNTARY TERMINATION. The Executive's Employment is at will. The Company reserves the right to terminate the Executive's Employment at anytime whatsoever, without cause, with 14 days' prior written notice to the Executive.

                  (f) INVOLUNTARY TERMINATION FOR CAUSE. The Company reserves the right to terminate the Executive's Employment for Cause. In the event that the Company determines that Cause exists under Section 10(f)(i) for the termination of the Executive's Employment, the Company shall provide in writing (the "Notice of Cause") the basis for that determination and the manner, if any, in which the breach or neglect can be cured. If either the Company has determined that the breach or neglect cannot be cured, as set forth in the Notice of Cause, or has advised the Executive in the Notice of Cause of the manner in which the breach or neglect can be cured, but the Executive fails to effect that cure within 30 days after his receipt of the Notice of Cause, the Company shall be entitled to give the Executive written notice of his termination for Cause. In the event that the Company determines that Cause exists under Section 10(f)(ii) for the termination of the Executive's Employment, it shall be entitled to terminate the Executive's Employment without providing a Notice of Cause or any opportunity prior to that termination to contest that determination. Any termination of the Executive's Employment for Cause pursuant to this
                        Section 8(f) shall be effective immediately upon the Executive's receipt of the Company's written notice of that termination and the Cause therefor.

                  (g) TERMINATION FOR IPO FAILURE. If the IPO Closing Date does not occur on or before December 31, 1997, the Executive may terminate his Employment at any time thereafter with 14 days' prior written notice to the Company.

            9. SEVERANCE PAYMENTS. If the Executive's Employment is terminated during the term of this Agreement, the Executive shall be entitled to receive severance payments as follows:

                  (a)   If the Executive's Employment is terminated under
                        Section 8(a), (b), (d) or (e), the Company will pay or cause to be paid to the Executive (or, in the case of a termination under Section (a), the beneficiary the Executive has designated in writing to the Company to receive payment pursuant to this Section 9(a) or, in the absence of such designation, the Executive's estate):

                        (i)   the Accrued Salary;

                        (ii)  the Other Earned Compensation;

                        (iii) the Reimbursable Expenses; and

                        (iv) the Severance Benefit.

                  (b)   If the Executive's Employment is terminated under
                        Section 8(c) or (f), the Company will pay or cause to be paid to the Executive:

                        (i) the Accrued Salary determined as of the termination date of the Executive's Employment;

                        (ii)  the Other Earned Compensation; and

                        (iii) the Reimbursable Expenses.

                  (c) Any payments to which the Executive (or his designated beneficiary or estate, if Section 8(a) applies) is entitled pursuant to paragraph (i) and (iv) of subsection (a) of this Section 9 or paragraph (i) of subsection (b) of this Section 9, as applicable, will be paid in a single lump sum within five days after the termination date of the Executive's Employment; provided, however, that if Section 8(a) applies and the Executive's designated beneficiary or estate is the beneficiary of one or more insurance policies purchased by the Company and then in effect the proceeds of which are payable to that beneficiary by reason of the Executive's death, then (i) the Company, at its option, may credit the amount of those proceeds, as and when paid by the insurer to that beneficiary, against the payment to which the Executive's designated beneficiary or estate is entitled pursuant to paragraph (iv) of subsection (a) of this Section 9 and, if it exercises that option, (ii) the payment otherwise due pursuant to that paragraph (iv) will bear interest on the outstanding balance thereof from and including the fifth day after that termination date to the date of payment by the insurer to that beneficiary at the rate of interest specified in Section 29; and provided, further, that if Section 8(b) applies and the Executive is the beneficiary of disability insurance purchased by the Company and then in effect, the Company, at its option, may credit the proceeds of that insurance which are payable to the Executive, valued at their present value as of that termination date using the interest rate specified in Section 29 and then in effect as the discount rate, against the payment to which the Executive is entitled pursuant to paragraph (iv) of subsection (a) of this Section 9. Any payments to which the Executive (or his designated beneficiary or estate, if Section 8(a) applies) is entitled pursuant to paragraphs (ii) and (iii) of subsection (a) or (b) of this Section 9, as applicable, will be paid in a single lump sum within five days after the termination date of the Executive's Employment or as soon thereafter as is administratively feasible, together with interest accrued thereon from and including the fifth date after that termination date to the date of payment at the rate of interest specified in Section 29.

                  (d) Except as provided in Sections 13 and 23 and this Section, the Company will have no payment obligations under this Agreement to the Executive (or his designated beneficiary or estate, if Section 8(a) applies) after the termination date of the Executive's Employment.

            10. DEFINITION OF TERMS. The following terms used in this Agreement when capitalized shall have the following meanings:

                  (a) ACCRUED SALARY. "Accrued Salary" shall mean the salary that has accrued, and the salary that would accrue through and including the last day of the pay period in which the termination date of the Executive's Employment occurs, under Section 6(a) which has not been paid to the Executive as of that termination date.

                  (b) ACQUIRING PERSON. "Acquiring Person" shall mean any person who or which, together with all Affiliates and Associates of such person, is or are the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding; provided, however, that a person shall not be or become an Acquiring Person if such person, together with its Affiliates and Associates, shall become the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding solely as a result of a reduction in the number of shares of Common

                        Stock outstanding due to the repurchase of Common Stock by the Company, unless and until such time as such person or any Affiliate or Associate of such person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or any other person (or persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock shall become an Affiliate or Associate of such person, unless, in either such case, such person, together with all Affiliates and Associates of such person, is not then the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding. Notwithstanding anything in this definition of "Acquiring Person" to the contrary, no Exempt Person shall be deemed to be or become an "Acquiring Person" or an Affiliate or Associate of any other person for purposes of this definition.

                  (c) AFFILIATE. "Affiliate" has the meaning ascribed to that term in Exchange Act Rule 12b-2.

                  (d) ASSOCIATE. "Associate" shall mean, with reference to any person, (i) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which that person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of its equity securities, (ii) any trust or other estate in which that person has a substantial beneficial interest or for or of which that person serves as trustee or in a similar fiduciary capacity and (iii) any relative or spouse of that person, or any relative of that spouse, who has the same home as that person.

                  (e) BENEFICIAL OWNER. A specified person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

                        (i) of which that person or any of that person's Affiliates or Associates, directly or indirectly, is the "beneficial owner" (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise has the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a person shall not be deemed the "Beneficial Owner" of, or to

                              "beneficially own," any security under this subparagraph (i) as a result of an agreement, arrangement or understanding to vote that security if that agreement, arrangement or understanding:
                              (A) arises solely from a revocable proxy or consent given in response to a public (that is, not including a solicitation exempted by Exchange Act Rule 14a-2(b)(2)) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act; and (B) is not then reportable by such person on Exchange Act Schedule 13D (or any comparable or successor report);

                        (ii) which that person or any of that person's Affiliates or Associates, directly or indirectly, has the right or obligation to acquire (whether that right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or on the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by that person or any of that person's Affiliates or Associates until those tendered securities are accepted for purchase or exchange; or

                        (iii) which are beneficially owned, directly or
                              indirectly, by (A) any other person (or any Affiliate or Associate thereof) with which the specified person or any of the specified person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in the proviso to subparagraph (i) of this definition) or disposing of any voting securities of the Company or (B) any group (as that term is used in Exchange Act Rule 13d-5(b)) of which that specified person is a member;

                        provided, however, that nothing in this definition shall cause a person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through that person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of that acquisition. For purposes of this Agreement, "voting" a security shall include voting, granting a proxy, acting by consent, making a request or demand relating to corporate action (including, without limitation, calling a stockholder meeting) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

                  (f)   CAUSE.  "Cause" shall mean that the Executive has

                        (i) willfully breached or habitually neglected (otherwise than by reason of injury or physical or mental illness) the duties which he was required to perform under the terms of this Agreement, or

                        (ii) committed act(s) of dishonesty, fraud or misrepresentation or other act(s) of moral turpitude that would prevent the effective performance of his duties under this Agreement.

                  (g) CHANGE OF CONTROL. "Change of Control" shall mean the occurrence of any of the following events that occurs after the IPO Closing Date: (i) any person becomes an Acquiring Person; (ii) a merger of the Company with or into, or a sale by the Company of its properties and assets substantially as an entirety to, another person occurs and, immediately after that occurrence, any person, other than an Exempt Person, together with all Affiliates and Associates of such person, shall be the Beneficial Owner of 15% or more of the total voting power of the then outstanding Voting Shares of the person surviving that transaction (in the case or a merger or consolidation) or the person acquiring those properties and assets substantially as an entirety; or
                        (iii) Philip Services Corp., together with all its Affiliates (collectively, "Philip"), shall become the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

                  (h) COMPANY. "Company" shall mean (i) The Safe Seal Company, Inc., a Texas corporation, and (ii) any person that assumes the obligations of "the Company" hereunder, by operation of law, pursuant to Section 16 or otherwise.

                  (i) COMPENSATION PLAN. "Compensation Plan" shall mean any compensation arrangement, plan, policy, practice or program established, maintained or sponsored by the Company or any subsidiary of the Company, or to which the Company or any subsidiary of the Company contributes, on behalf of any Executive

                        Officer or any member of the immediate family of any Executive Officer by reason of his status as such, (i) including (A) any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or other "employee benefit plan" (as defined in Section 3(3) of ERISA), (B) any other retirement or savings plan, including any supplemental benefit arrangement relating to any plan intended to be qualified under
                        Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or whose benefits are limited by the Code or ERISA, (C) any "employee welfare plan" (as defined in Section 3(1) of ERISA), (D) any arrangement, plan, policy, practice or program providing for severance pay, deferred compensation or insurance benefit, (E) any Incentive Plan and (F) any arrangement, plan, policy, practice or program (1) authorizing and providing for the payment or reimbursement of expenses attributable to air travel and hotel occupancy while traveling on business for the Company or (2) providing for the payment of business luncheon and country club dues, long-distance charges, mobile phone monthly air time or other recurring monthly charges or any other fringe benefit, allowance or accommodation of employment, but (ii) excluding any compensation arrangement, plan, policy, practice or program to the extent it provides for annual base salary.

                  (j) DISABILITY. "Disability" shall mean that the Executive has been unable to perform his essential duties under this Agreement for a period of at least six consecutive months as a result of his incapacity due to injury or physical or mental illness.

                  (k) EMPLOYMENT. "Employment" shall mean the salaried employment of the Employee by the Company or a subsidiary of the Company hereunder.

                  (l) EXECUTIVE OFFICER. "Executive Officer" shall mean any of the chairman of the board, the chief executive officer, the chief operating officer, the chief financial officer, the president, any executive, regional or other group or senior vice president or any vice president of the Company.

                  (m) EXEMPT PERSON. "Exempt Person" shall mean: (i)(A) the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company and (B) any person organized, appointed or established by the Company for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or any subsidiary of the Company; (ii) the Executive, any Affiliate of the Executive which the Executive controls or any group (as that term is used in Exchange Act Rule 13d-5(b)) of which the Executive or any such Affiliate is a member; and (iii) so long as Philip remains the Beneficial Owner of 15% or more of the outstanding shares of Common Stock, Philip.

                  (n) GOOD CAUSE. "Good Cause" for the Employee's termination of his Employment shall mean: (i) any decrease in the annual base salary under Section 6(a) or any other violation hereof in any material respect by the Company;
                        (ii) any material reduction in the Executive's compensation under Section 6; (iii) the assignment to the Employee of duties inconsistent in any material respect with the Employee's then current positions (including status, offices, titles and reporting requirements), authority, duties or responsibilities or any other action by the Company which results in a material diminution in those positions, authority, duties or responsibilities; (iv) the occurrence of a Change of Control; (v) the occurrence of the Abandonment Date; (vi) the IPO Closing Date continues not to have occurred past December 31, 1997 and Innovative Valve Technologies, Inc. ("Invatec") has not filed a registration statement relating to the IPO (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), on or before December 31, 1997; or (vii) Invatec has filed the Registration Statement under the Securities Act on or before December 31, 1997 and the IPO Closing Date continues not to have occurred past May 31, 1998. As used herein, "Abandonment Date" shall mean the first to occur of (i) the "Abandonment Date" (as defined in the Modification and Settlement Agreement dated as of May 9, 1997 by and among the Company, Allwaste, Inc., Allwaste Environmental Services, Inc., Roger L. Miller and the other parties thereto, (ii) the date Invatec withdraws the Registration Statement pursuant to Rule 477 under the Securities Act or (iii) the date the Registration Statement is abandoned pursuant to Rule 479 under the Securities Act.

                  (o) INCENTIVE PLAN. "Incentive Plan" shall mean any compensation arrangement, plan, policy, practice or program established, maintained or sponsored by the Company or any subsidiary of the Company, or to which the Company or any subsidiary of the Company contributes, on behalf of any Executive Officer and which provides for incentive, bonus or other performance-based awards of cash, securities, the phantom equivalent of securities or other property, including any stock option, stock appreciation right and restricted stock plan, but excluding any plan intended to qualify as a plan under any one or more of Sections 401(a), 401(k) or 423 of the Code.

                  (p) IPO. "IPO" shall mean the first time a registration statement filed under the Securities Act and respecting an underwritten primary offering by Invatec of shares of its common stock (the "IVT Common Stock") is declared effective under that act and the shares registered by that registration statement are issued and sold by Invatec (otherwise than pursuant to the exercise of any over-allotment option).

                  (q) IPO CLOSING DATE. "IPO Closing Date" shall mean the date on which Invatec first receives payment for the shares of IVT Common Stock it sells in the IPO.

                  (r) IPO PRICE. "IPO Price" shall mean the price per share at which the IVT Common Stock is initially offered to the public in the IPO.

                  (s) OTHER EARNED COMPENSATION. "Other Earned Compensation" shall mean all the compensation earned by the Executive prior to the termination date of his Employment as a result of his Employment (including compensation the payment of which has been deferred by the Executive, but excluding Accrued Salary and compensation to be paid to the Executive in accordance with the terms of any Compensation Plan), together with all accrued interest or earnings, if any, thereon, which has not been paid to the Executive as of that date.

                  (t) REIMBURSABLE EXPENSES. "Reimbursable Expenses" shall mean the expenses incurred by the Executive on or prior to the termination date of his Employment which are to be reimbursed to the Executive under Section 6(c) and which have not been reimbursed to the Executive as of that date.

                  (u) SEVERANCE BENEFIT. "Severance Benefit" shall mean the sum of: (i) the amount equal to the product of (A) the Applicable Monthly Salary Rate multiplied by (B) 36; and
                        (ii) the amount equal to the product of (A) 3 multiplied by (B) (1) the greater of (a) the target amount of all incentive awards or payments that would have been owing to the Executive for the Company's fiscal year in which the termination date of the Executive's Employment occurs were the Executive's

                        Employment to have continued to the end of that fiscal year, regardless of the level of attainment of the performance objectives for that fiscal year, or (b) the amount of the highest aggregate amount of all incentive awards and payments made to the Executive for any fiscal year of the Company prior to that fiscal year or, if the Executive's Employment is terminated prior to the payment of any incentive payment or award to the Executive for his services hereunder during the Company's fiscal year ended December 31, 1997, (2) $200,000; provided, however, if the Executive terminates his Employment for the Good Cause specified in clause
                        (v) of the definition thereof after December 31, 1997 and prior to the IPO Closing Date, the Severance Benefit shall be $400,000. As used herein, "Applicable Monthly Salary Rate" shall mean 1/12th of the higher of (i) the annual salary rate in effect under Section 6(a) immediately prior to the termination date of the Executive's Employment and (ii) the highest annual salary rate theretofore in effect under Section 6(a) for any period.

      11. NON-COMPETITION CLAUSE. In addition to his obligations as an executive and whether or not he remains an executive of the Company, the Executive agrees that during the period commencing with the Effective Date and ending upon the second anniversary of the termination date of his Employment following termination of his Employment under any of Section 8(b), (c), (e) or (f), he will not, without the prior written consent of the Company, engage, directly or indirectly, in any business that sells any industrial valves or performs any industrial-valve services in competition with the Company or any subsidiary of the Company in any area within any "Territory" surrounding any service facility of the Company or any subsidiary of the Company (determined as of that termination date). For purposes of this Section 11, the "Territory" surrounding any service facility will be: (i) the city, town or village in which that service facility is located; (ii) the county or parish in which that service facility is located; (iii) the counties or parishes contiguous to the county or parish in which that service facility is located; (iv) the area located within 50 miles of that service facility; (v) the area located within 100 miles of that service area; and (vi) the area in which that service facility regularly provides services at the locations of its customers.

      12.   REGISTRATION RIGHTS; LEGEND.

            (a) As used in this Section 12, the term "Registrable Stock" shall mean the Award Shares and the shares of Common Stock issuable on the exercise of the Options (the "Option Shares").

            (b) As soon as is practicable following the IPO Closing Date, the Company will file a registration statement on Form S-8 under the Securities Act to register the Option Shares (which registration statement may be the registration statement that registers all the shares of Common Stock reserved or to be available for issuance pursuant to the 1997 Incentive Plan).

            (c) Prior to July 15, 1997, the Company will execute and deliver to the Executive a registration rights agreement in substantially the form delivered to the Executive.

            (d) The Executive represents that the Registrable Stock and the Options are being acquired for investment only and not with a view toward the resale or distribution thereof. The Executive is willing and able to bear the economic risk of an investment in the Registrable Stock, has no need for liquidity with respect thereto and is able to sustain a complete loss of his investment. The Executive agrees and understands that the shares of Registrable Stock are restricted securities as defined in Rule 144 promulgated under the Securities Act and may not be sold, assigned or transferred except in a registered offering under the Securities Act and applicable blue sky laws, or pursuant to an exemption therefrom. The following legend shall be set forth on each certificate representing the Award Shares:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES CANNOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON (1) SUCH REGISTRATION, OR (2) DELIVERY TO THE ISSUER OF THESE SECURITIES OF AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR (3) SUBMISSION TO THE ISSUER OF THESE SECURITIES OF OTHER EVIDENCE, REASONABLY ACCEPTABLE TO THE ISSUER, TO THE EFFECT THAT ANY SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS OR ANY RULES OR REGULATIONS PROMULGATED THEREUNDER."

      13. TAX INDEMNITY. Should any of the payments of salary, other incentive or supplemental compensation, benefits, allowances, awards, payments, reimbursements or other perquisites, or any other payment in the nature of compensation, singly, in any combination or in the aggregate, that are provided for hereunder to be paid to or for the benefit of the Executive be determined or alleged to be subject to an excise or similar purpose tax pursuant to Section 4999 of the Code, or any successor or other comparable federal, state or local tax law by reason of being a "parachute payment" (within the meaning of Section 280G of the Code), the Company shall pay to the Executive such additional compensation as is necessary (after taking into account all federal, state and local taxes payable by the Executive as a result of the receipt of such additional compensation) to place the Executive in the same after-tax position (including federal, state and local taxes) he would have been in had no such excise or similar purpose tax (or interest or penalties thereon) been paid or incurred. The Company hereby agrees to pay such additional compensation within the earlier to occur of (i) five business days after the Executive notifies the Company that the Executive intends to file a tax return taking the position that such excise or similar purpose tax is due and payable in reliance on a written opinion of the Executive's tax counsel (such tax counsel to be chosen solely by the Executive) that it is more likely than not that such excise tax is due and payable or (ii) 24 hours of any notice of or action by the Company that it intends to take the position that such excise tax is due and payable. The costs of obtaining the tax counsel opinion referred to in clause (i) of the preceding sentence shall be borne by the Company, and as long as such tax counsel was chosen by the Executive in good faith, the conclusions reached in such opinion shall not be challenged or disputed by the Company. If the Executive intends to make any payment with respect to any such excise or similar purpose tax as a result of an adjustment to the Executive's tax liability by any federal, state or local tax authority, the Company will pay such additional compensation by delivering its cashier's check payable in such amount to the Executive within five business days after the Executive notifies the Company of his intention to make such payment. Without limiting the obligation of the Company hereunder, the Executive agrees, in the event the Executive makes any payment pursuant to the preceding sentence, to negotiate with the Company in good faith with respect to procedures reasonably requested by the Company which would afford the Company the ability to contest the imposition of such excise or similar purpose tax; provided, however, that the Executive will not be required to afford the Company any right to contest the applicability of any such excise or similar purpose tax to the extent that the Executive reasonably determines (based upon the opinion of his tax counsel) that such contest is inconsistent with the overall tax interests of the Executive.

      14. LOCATIONS OF PERFORMANCE. The Executive's services shall be performed primarily in the vicinity of Houston, Texas. The parties acknowledge, however, that the Executive may be required to travel in connection with the performance of his duties hereunder.

      15.   PROPRIETARY INFORMATION.

            (a) The Executive agrees to comply fully with the Company's policies relating to non-disclosure of the Company's trade secrets and proprietary information and processes. Without limiting the generality of the foregoing, the Executive will not, during the term of his Employment, disclose any such secrets, information or processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever except as may be required by law or governmental agency or legal process, nor shall the Executive make use of any such property for his own purposes or for the benefit of any person, firm, corporation or other entity (except the Company or any of its subsidiaries) under any circumstances during or after the term of his Employment, provided that after the term of his Employment this provision shall not apply to secrets, information and processes that are then in the public domain (provided that the Executive was not responsible, directly or indirectly, for such secrets, information or processes entering the public domain without the Company's consent).

            (b) The Executive hereby sells, transfers and assigns to the Company all the entire right, title and interest of the Executive in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, to the extent (i) made or conceived by the Executive solely or jointly with others during the term of this Agreement and (ii) relating to or used or useful in the design, manufacture, assembly, operation, maintenance, repair, reconditioning or remanufacturing of batch or continuous process systems or units and their component parts and related equipment and tools, including, without limitation, industrial valves and their component parts and packing materials and other process system components (collectively "Valve Technology"). The Executive shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned Valve Technology; and, whether during the term hereof or thereafter, the Executive shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be required of the Executive to permit the Company to file and prosecute any patent applications relating to such Valve Technology and, as to copyrightable material, to obtain copyright thereon.

            (c) Trade secrets, proprietary information and processes shall not be deemed to include information which is:

                  (i) known to the Executive at the time it is disclosed to him;

                  (ii) publicly known (or becomes publicly known) without the fault or negligence of Executive;

                  (iii) received from a third party without restriction and
                        without breach of this Agreement;

                  (iv) approved for release by written authorization of the Company; or

                  (v) required to be disclosed by law or legal process; provided, however, that in the event of a proposed disclosure pursuant to this subsection (c)(v), the Executive shall give the Company prior written notice before such disclosure is made.

      16. ASSIGNMENT. This Agreement may not be assigned by any party hereto; provided that the Company may assign this Agreement, in connection with a merger or consolidation involving the Company or a sale of its business, properties and assets substantially as an entirety to the surviving corporation or purchaser as the case may be, so long as such assignee assumes the Company's obligations hereunder. The Company shall require any successor (direct or indirect (including, without limitation, by becoming the sole stockholder of the Company) and whether by purchase, merger, consolidation, share exchange or otherwise) to the business, properties and assets of the Company substantially as an entirety expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would have been required to perform it had no such succession taken place. This Agreement shall be binding upon all successors and assigns.

      17. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by registered mail to the Executive at his residence maintained on the Company's records, or to the Company at its address at 14900 Woodham Drive, Suite A-125, Houston, Texas, 77073, Attention: Corporate Secretary, or such other addresses as either party shall notify the other in accordance with the above procedure.

      18. FORCE MAJEURE. Neither party shall be liable to the other for any delay or failure to perform hereunder, which delay or failure is due to causes beyond the control of said party, including, but not limited to: acts of God; acts of the public enemy; acts of the United States of America or any state, territory or political subdivision thereof or of the District of Columbia; fires; floods; epidemics; quarantine restrictions; strikes; or freight embargoes; provided, however, that this Section 18 will not relieve the Company of any of its payment obligations to the Executive under this Agreement. Notwithstanding the foregoing provisions of this Section 18, in every case the delay or failure to perform must be beyond the control and without the fault or negligence of the party claiming excusable delay.

      19. INTEGRATION. This Agreement represents the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

      20. WAIVER. Failure or delay on the part of either party hereto to enforce any right, power or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party of a breach of any promise herein by the other party shall not operate as or be construed to constitute a waiver of any subsequent breach by such other party.

      21. SAVINGS CLAUSE. If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.

      22. AUTHORITY TO CONTRACT. The Company warrants and represents to the Executive that the Company has full authority to enter into this Agreement and to consummate the transactions contemplated hereby and that this Agreement is not in conflict with any other agreement to which the Company is a party or by which it may be bound. The Company further warrants and represents to the Executive that the individual executing this Agreement on behalf of the Company has the full power and authority to bind the Company to the terms hereof and has been authorized to do so in accordance with the Company's articles or certificate of incorporation and bylaws.

      23. PAYMENT OF EXPENSES. If at any time during the term hereof or afterwards: (a) there should exist a dispute or conflict between the Executive and the Company or another Person as to the validity, interpretation or application of any term or condition hereof, or as to the Executive's entitlement to any benefit intended to be bestowed hereby, which is not resolved to the satisfaction of the Executive, (b) the Executive must (i) defend the validity of this Agreement or (ii) contest any determination by the Company concerning the amounts payable (or reimbursable) by the Company to the Executive or (c) the Executive must prepare responses to an Internal Revenue Service ("IRS") audit of, or otherwise defend, his personal income tax return for any year the subject of any such audit, or an adverse determination, administrative proceedings or civil litigation arising therefrom, which is occasioned by or related to an audit by the IRS of the Company's income tax returns, then the Company hereby unconditionally agrees: (a) on written demand of the Company by the Executive, to provide sums sufficient to advance and pay on a current basis (either by paying directly or by reimbursing the Executive) not less than 30 days after a written request therefor is submitted by the Executive, the Executive's out of pocket costs and expenses (including attorney's fees, expenses of investigation, travel, lodging, copying, delivery services and disbursements for the fees and expenses of experts, etc.) incurred by the Executive in connection with any such matter; (b) the Executive shall be entitled, upon application to any court of competent jurisdiction, to the entry of a mandatory injunction without the necessity of posting any bond with respect thereto which compels the Company to pay or advance such costs and expenses on a current basis; and (c) the Company's obligations under this Section 23 will not be affected if the Executive is not the prevailing party in the final resolution of any such matter unless it is determined pursuant to Section 25 that, in the case of one or more of such matters, the Executive has acted in bad faith or without a reasonable basis for his position, in which event and, then only with respect to such matter or matters, the successful or prevailing party or parties shall be entitled to recover from the Executive reasonable attorneys' fees and other costs incurred in connection with that matter or matters (including the amounts paid by the Company in respect of that matter or matters pursuant to this Section 23), in addition to any other relief to which it or they may be entitled.

      24. REMEDIES. In the event of a breach by the Executive of Section 11 or 15 of this Agreement, in addition to other remedies provided by applicable law, the Company will be entitled to issuance of a temporary restraining order or preliminary injection enforcing its rights under such Section.

      25. ARBITRATION. Any and all disputes or controversies whether of law or fact and of any nature whatsoever arising from or respecting this Agreement shall be decided by arbitration by the American Arbitration Association in accordance with its Commercial Rules, except as modified herein.

            (a) The arbitrator shall be selected as follows: in the event the Company and the Executive agree on one arbitrator, the arbitration shall be conducted by such arbitrator. In the event the Company and the Executive do not so agree, the Company and the Executive shall each select one independent, qualified arbitrator, and the two arbitrators so selected shall select the third arbitrator. The arbitrator(s) are herein referred to as the "Panel." The Company reserves the right to object to any individual arbitrator who shall be employed by or affiliated with a competing organization.

            (b) Arbitration shall take place at Houston, Texas, or any other location mutually agreeable to the parties. At the request of either party, arbitration proceedings will be conducted in the utmost secrecy; in such case all documents, testimony and records shall be received, heard and maintained by the Panel in secrecy, available for inspection only by the Company or the Executive and their respective attorneys and their respective experts, who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information shall become generally known. The Panel shall be able to award any and all relief, including relief of an equitable nature. The award rendered by the Panel may be enforceable in any court having jurisdiction thereof.

            (c) Reasonable notice of the time and place of arbitration shall be given to all parties and any interested persons as shall be required by law.

            (d) The Company will pay all the fees and out-of-pocket expenses of each arbitrator selected pursuant to this Section 25.

      26. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its conflicts of law principles.

      27. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      28. INDEMNIFICATION. The Executive shall be indemnified by the Company to the maximum permitted by the law of the state of the Company's incorporation, and by the law of the state of incorporation of any subsidiary of the Company of which the Executive is a director or an officer or employee, as the same may be in effect from time to time.

      29. INTEREST. If any amounts required to be paid or reimbursed to the Executive hereunder are not so paid or reimbursed at the times provided herein (including amounts required to be paid by the Company pursuant to Sections 6, 13 and 23), those amounts shall accrue interest compounded daily at the annual percentage rate which is three percentage points above the interest rate shown as the Prime Rate in the Money Rates column in the then most recently published edition of THE WALL STREET JOURNAL (Southwest Edition), or, if such rate is not then so published, on at least a weekly basis, the interest rate announced by Chase Manhattan Bank (or its successor), from time to time, as its Base Rate (or prime lending rate), from the date those amounts were required to have been paid or reimbursed to the Executive until those amounts are finally and fully paid or reimbursed; provided, however, that in no event shall the amount of interest contracted for, charged or received hereunder exceed the maximum non-usurious amount of interest allowed by applicable law.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereinabove first written.

                                 THE SAFE SEAL COMPANY, INC.



                                 By: /s/ CHARLES F. SCHUGART
                                        Charles F. Schugart
                                        Senior Vice President


                                 EXECUTIVE:


                                     /s/ WILLIAM E. HAYNES
                                        William E. Haynes

                                 PROMISSORY NOTE

$174,338.00                      Houston, Texas                January 27, 1997

        FOR VALUE RECEIVED, WILLIAM E. HAYNES, an individual whose address is 14900 Woodham Dr., Suite A-125, Houston, Texas 77073 (hereinafter referred to as "Maker'), promises to pay to the order of INNOVATIVE VALVE TECHNOLOGIES, INC., a Delaware corporation (hereinafter referred to as "Invatec" or "Payee"), at 14900 Woodham Dr., Suite A-125, Houston, Texas 77073, or at such other place and to such other party or parties as the owner and holder hereof may from time to time designate in writing, the sum of ONE-HUNDRED THOUSAND, THREE HUNDRED THIRTY EIGHT AND NO/100 DOLLARS ($174,338.00), in either (i) lawful money of the United States of America which shall be legal tender for the payment of debts from time to time or (ii) shares of common stock, par value $.001 per share, of Invatec ("Common Stock") if the conditions set forth below are satisfied. No interest shall be due and payable under this Note prior to the maturity hereof.

        This Note shall be paid as follows: The entire outstanding principal amount hereof shall mature and become due and payable, without notice or demand, on December 31, 2000. This Note constitutes the Tax Note, as such term is defined in the Employment Agreement entered into as of January 27, 1997, by and between Maker and Payee (the "Employment Agreement"). As set forth in the Employment Agreement, if the Maker sells any Award Shares (as such term is defined in the Employment Agreement) or any securities into which Award Shares have been converted for cash while this Note remains outstanding and unpaid, Maker will prepay this Note within five business days after the Maker receives the proceeds from that sale in the amount equal to the lesser of (i) the then unpaid balance of this Note or (ii) the cash proceeds, net of any applicable commission and other sale expense and any applicable capital gain or other income tax, the Maker receives from that sale. This Note shall be payable either in cash or, in the event that on any date the Maker makes any payment thereon the Common Stock is listed on the New York Stock Exchange or another national securities exchange or is quoted through the NASDAQ National Market System (the "NMS") and the Maker desires to pay the principal amount outstanding under this Note by delivery of shares of Common Stock, in shares of Common Stock valued at the closing price of the Common Stock on (i) the national securities exchange on which the Common Stock is listed (or, if there is more than one, the national securities exchange the Company has designated as the principal market for the Common Stock) or (ii) the NMS, as the case may be, on the then most recent day on which the Common Stock traded on such national securities exchange or the NMS, as the case may be; provided, however, that in the event the IPO (as such term is defined in the Employment Agreement) is not completed, payment of this Note may be made by the Maker tendering all the Award Shares to the Payee in exchange for cancellation of this Note. The covenants and obligations of Maker are intended by Maker and Payee to, and shall, be construed as covenants independent of the covenants and agreements of Payee under the Employment Agreement, and the existence of any claim or cause of action of Maker against Payee, whether predicated on the Employment Agreement or otherwise, shall not constitute a defense to payment hereunder.

        Maker shall have the privilege to prepay at any time, and from time to time, all or any part of the principal amount of this Note, without notice, penalty or fee. Any check, draft, money order, or other instrument given in payment of all or any portion of this Note may be accepted by Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instruments are unconditionally received by Payee.

        To the extent permitted by applicable law, Maker hereby waives demand or presentment for payment of this Note, notice of nonpayment, protest, notice of protest, suit, notice of intention of accelerate, notice of acceleration, diligence or any notice of or defense on account of the extension of time of payments or change in the method of payments.

        All past due principal on this Note shall bear interest from and after maturity until paid at a per annum rate equal to the lesser of (i) the Prime Rate (as hereinafter defined), or (ii) the maximum nonusurious rate allowed under applicable law. As used herein, the term "Prime Rate" means, on any day, the prime rate for that day as determined from time to time by Texas Commerce Bank National Association. Payments will be credited first to the accrued but unpaid interest, and then to principal.

        In the event default is made in the prompt payment of this Note when due in accordance with the terms set forth above, and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through any judicial proceeding whatsoever, or if any action be had hereon, then the undersigned agrees and promises to pay an additional amount as reasonable, calculated and foreseeable attorneys' and collection fees incurred by Payee in connection with enforcing its rights herein contemplated, all of which amounts shall become part of the principal hereof.

        No failure to exercise and no delay on the part of Payee in exercising any power or right in connection herewith shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between Maker and Payee shall operate as a waiver of any right of Payee. No modification or waiver of any provision of this Note nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the person against whom enforcement thereof is to be sought, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

        This Note has been executed and delivered and shall be construed in accordance with and governed by the laws of the State of Texas and of the United States of America applicable in Texas.

        Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective, valid and enforceable under applicable law, but if any provision of this Note shall be prohibited by, or invalid or unenforceable under, applicable law, then (i) Maker and Payee shall amend such provisions by the minimal amount necessary to bring such provisions within the ambit of enforceability, and (ii) a court may, at the request of either Maker or Payee, revise, reform or reconstruct such provisions in a manner sufficient to cause them to be enforceable. In no event shall any prohibition against, or the invalidity or unenforceability of, any provision hereof affect the validity or enforceability of any other provision hereof.

        THIS NOTE AND THE EMPLOYMENT AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN MAKER AND PAYEE AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN MAKER AND PAYEE. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

                                               /s/ WILLIAM E. HAYNES
                                                   WILLIAM E. HAYNES

                                      - 3 -